RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



April 15, 2013


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Ladies and Gentlemen:


     We have read the statements by Hinto Energy, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.


     This is to confirm that the client-auditor relationship between Hinto Energy, Inc. (Commission File No. 000-26317) and Ronald Chadwick, PC has ceased.


         Very truly yours,

         /s/ Ronald Chadwick PC
            -------------------
             Ronald Chadwick, PC